Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ScanSource, Inc. of our reports dated August 25, 2006, with respect to the consolidated financial statements of ScanSource, Inc., and ScanSource, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ScanSource, Inc., included in the 2006 Annual Report to Shareholders of ScanSource, Inc.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-94640) of ScanSource, Inc. dated July 17, 1995;

(2)	Registration Statement (Form S-8 No. 333-08884) of ScanSource, Inc. dated April 10, 1998;

(3)	Registration Statement (Form S-8 No. 333-49879) of ScanSource, Inc. dated April 10, 1998;

(4)	Registration Statement (Form S-8 No. 333-78281) of ScanSource, Inc. dated May 12, 1999;

(5)	Registration Statement (Form S-8 No. 333-36766) of ScanSource, Inc. dated May 11, 2000;

(6)	Registration Statement (Form S-8 No. 333-110220) of ScanSource, Inc. dated November 4, 2003;

(7)	Registration Statement (Form S-8 No. 333-115534) of ScanSource, Inc. dated May 14, 2004;

of our reports dated August 25, 2006, with respect to the consolidated financial statements of ScanSource, Inc. and ScanSource, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of ScanSource, Inc. incorporated herein by reference, and our report dated August 25, 2006, with respect to the financial statement schedule of ScanSource, Inc. included in this Annual Report (Form 10-K) of ScanSource, Inc.

/s/ Ernst & Young LLP

Greenville, South Carolina

August 31, 2006